UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934
Date of Report: November 20, 2009
(Date of earliest event reported)
AGILYSYS, INC.
(Exact name of registrant as specified in its charter)

Ohio	000-5734	34-0907152

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28925 Fountain Parkway, Solon, Ohio	44139

(Address of principal executive offices)	(ZIP Code)
Registrant’s telephone number, including area code: (440) 519-8700
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events
On November 20, 2009, Agilysys, Inc. (the “Company”) issued a press release announcing that it will hold a special meeting of shareholders on January 5, 2010 for the purpose of considering and voting on whether to authorize MAK Capital, the Company’s largest shareholder, to increase its ownership above 20% but not to exceed one-third, of the Company’s outstanding common shares. The Acquiring Person Statement indicates that MAK Capital does not intend, either alone or in concert with any other person, to exercise control of the Company. The Company’s Board of Directors has determined that it will make no recommendation either in favor of or against the proposed control share acquisition.
The special meeting of shareholders will be held at 8:30 a.m. EST on January 5, 2010 at 28925 Fountain Parkway, Solon, OH 44139. A record date of November 24, 2009 has been set and will be included in the preliminary proxy statement, which is expected to be filed with the Securities and Exchange Commission as soon as practicable.
As announced earlier today, the Company received, under Section 1701.831 of the Ohio Revised Code, Ohio’s “control share acquisition statute,” an Acquiring Person Statement from MAK Capital Fund, LP and Paloma International L.P., notifying the Company of their intent to increase their direct or indirect ownership of Agilysys’ common shares above 20%, but not to exceed one-third.
A copy of the press release announcing the special meeting is attached hereto as Exhibit 99.1, and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits
(c) Exhibits

99.1	Press release issued by the Company dated November 20, 2009.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILYSYS, INC.
By:	/s/ Kathleen A. Weigand
Kathleen A. Weigand
General Counsel and Senior Vice President, Human Resources

Date: November 20, 2009

Exhibit Index

Exhibit Number	Description
99.1	Press release issued by the Company dated November 20, 2009.